     As filed with the Securities and Exchange Commission on March 31, 2000
                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                       PEGASUS COMMUNICATIONS CORPORATION
              -----------------------------------------------------
               (Exact name of issuer as specified in its charter)

              Delaware                                      51-0374669
     ------------------------------               ----------------------------
    (State or other jurisdiction of               (IRS Employer Identification
     incorporation or organization)                Number)

                  c/o Pegasus Communications Management Company
                              225 City Line Avenue
                                    Suite 200
                         Bala Cynwyd, Pennsylvania 19004
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                  PEGASUS COMMUNICATIONS RESTRICTED STOCK PLAN
                  PEGASUS COMMUNICATIONS 1996 STOCK OPTION PLAN
                ------------------------------------------------
                            (Full title of the plans)

            Marshall W. Pagon, President and Chief Executive Officer
                  c/o Pegasus Communications Management Company
                              225 City Line Avenue
                                    Suite 200
                         Bala Cynwyd, Pennsylvania 19004
           ----------------------------------------------------------
                     (Name and address of agent for service)

                                 (888) 438-7488
                    -----------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                                   Copies to:

Ted S. Lodge, Esq.                                       Michael B. Jordan, Esq.
Scott A. Blank, Esq.                                        Diana McCarthy, Esq.
Pegasus Communications Corporation                    Drinker Biddle & Reath LLP
c/o Pegasus Communications Management Company                   One Logan Square
225 City Line Avenue                                       18th & Cherry Streets
Suite 200                                       Philadelphia, Pennsylvania 19103
Bala Cynwyd, Pennsylvania 19004

----------------------------------------------------------------------------------------------------------------------------
                                              CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum        Proposed Maximum
Title of Securities To    Amount To Be            Offering Price Per      Aggregate Offering      Amount of Registration
Be Registered             Registered (1)          Share (2)               Price (2)               Fee (2)(3)
----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,     3,750,000               $130.688                $318,043,959.94         $83,963.61
par value $.01 per share
----------------------------------------------------------------------------------------------------------------------------

(1) Represents 750,000 shares registered under the Pegasus Communications Restricted Stock Plan (the "Restricted Stock Plan") and 3,000,000 shares registered under the Pegasus Communications 1996 Stock Option Plan (the "Stock Option Plan" and together with the Restricted Stock Plan, the "Plans"). On the filing of the Registration Statement on Form S-8 (File No. 333-22845) on March 5, 1997, 266,386 and 450,000 shares of Class A Common
    Stock were registered under the Restricted Stock Plan and Stock Option Plan, respectively. 600,000 additional shares in the aggregate were registered on a Registration Statement filed on May 18, 1998 (File No. 333-52755) under the Plans. Pursuant to this Registration Statement, 2,433,614 additional shares in the aggregate are being registered under the Plans. Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plans in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h). The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee for the 2,433,614 shares of Class A Common Stock being newly registered under the Plans hereby were based, for the 322,500 shares of Class A Common Stock subject to currently outstanding stock options, on the maximum exercise prices of: $80.875 per share for 310,000 shares; $35.813 per share for 2,500 shares; $40.875 per share for 10,000 shares; and $41.50 per share for 10,000 shares. For the remaining 2,111,114 shares, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee for were based on the average of the high and low sales prices of the Class A Common Stock as reported on the Nasdaq National Market on March 30, 2000.

(3) Paid by wire transfer.

                                EXPLANATORY NOTE

         A Registration Statement on Form S-8 (File No. 333-22845) was filed on March 5, 1997 to register 266,386 shares of Class A Common Stock that are issuable under the Pegasus Communications Restricted Stock Plan (the "Restricted Stock Plan") and 450,000 shares issuable upon the exercise of options that may be granted under the Pegasus Communications 1996 Stock Option Plan (the "Stock Option Plan" and together with the Restricted Stock Plan, the "Plans").

         On May 15, 1998, Pegasus filed a Registration Statement (File No. 333-52755) to increase the number of shares that may be granted under the Restricted Stock Plan to 350,000 and to increase the maximum number of shares of Class A Common Stock that may be granted under the Stock Option Plan from 450,000 to 970,000.

         On April 23, 1999, subject to stockholder approval, the Board of Directors approved an amendment to the Stock Option Plan to increase the maximum number of shares of Class A Common Stock that may be granted under the Stock Option Plan from 970,000 to 1,300,000. These amendments were subsequently approved by the stockholders at the annual meeting dated June 10, 1999.

         On February 18, 2000, the Board of Directors approved amendments to the Restricted Stock Plan and the Stock Option Plan to increase the number of shares that may be granted under the Restricted Stock Plan from 350,000 to 750,000 and to increase the maximum number of shares of Class A Common Stock that may be granted under the Stock Option Plan from 1,300,000 to 3,000,000. These amendments were subsequently approved by the stockholders at a special meeting held on March 22, 2000.

         This Registration Statement is being filed to (i) register the additional 403,614 and 2,030,000 shares of Class A Common Stock that are issuable under the Restricted Stock Plan and Stock Option Plan, respectively, and (ii) to include as exhibits the amended and restated Restricted Stock Plan effective as of December 18, 1998, the amended and restated Stock Option Plan effective as of April 23, 1999, the amendment to the Restricted Stock Plan effective as of March 22, 2000 and the amendment to the Stock Option Plan effective as of March 22, 2000. Pursuant to general instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the two earlier Registration Statements (File No. 333-22845) and (File No. 333-52755).

Item 8.  Exhibits.

Exhibit 4(a) The Company's Amended and Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3.1 to the Company's Form 10-Q dated August 13, 1999).

Exhibit 4(b) Amendment to the Company's Amended and Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3.2 to the Company's Registration Statement on Form S-3 dated March 28, 2000 (File No. 333-33432)).

Exhibit 4(c) The Company's Restricted Stock Plan (as Amended and Restated Effective as of December 18, 1998).

Exhibit 4(d) The Company's 1996 Stock Option Plan (as Amended and Restated Effective as of April 23, 1999).

Exhibit 4(e) Amendment to the Company's Restricted Stock Plan (Effective as of March 22, 2000).

Exhibit 4(f) Amendment to the Company's 1996 Stock Option Plan (Effective as of March 22, 2000).

Exhibit 5(a)    Opinion of Drinker Biddle & Reath LLP.

Exhibit 23(a)   Consent of PricewaterhouseCoopers LLP.

Exhibit 23(b)   Consent of KPMG LLP.

Exhibit 23(c) Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5(a)).

Exhibit 24(a)   Powers of Attorney (included in Signatures and Powers of
                Attorney).

                                  EXHIBIT INDEX

Exhibit 4(a) The Company's Amended and Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3.1 to the Company's Form 10-Q dated August 13, 1999).

Exhibit 4(b) Amendment to the Company's Amended and Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3.2 to the Company's Registration Statement on Form S-3 dated March 28, 2000 (File No. 333-33432)).

Exhibit 4(c) The Company's Restricted Stock Plan (as Amended and Restated Effective as of December 18, 1998).

Exhibit 4(d) The Company's 1996 Stock Option Plan (as Amended and Restated Effective as of April 23, 1999).

Exhibit 4(e) Amendment to the Company's Restricted Stock Plan (Effective as of March 22, 2000).

Exhibit 4(f) Amendment to the Company's 1996 Stock Option Plan (Effective as of March 22, 2000).

Exhibit 5(a)    Opinion of Drinker Biddle & Reath LLP.

Exhibit 23(a)   Consent of PricewaterhouseCoopers LLP.

Exhibit 23(b)   Consent of KPMG LLP.

Exhibit 23(c) Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5(a)).

Exhibit 24(a)   Powers of Attorney (included in Signatures and Powers of
                Attorney).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, at Bala Cynwyd, Pennsylvania, on this 31st day of March, 2000.

                                   PEGASUS COMMUNICATIONS CORPORATION


                                    By:   /s/  Marshall W. Pagon
                                          ----------------------
                                          Marshall W. Pagon,
                                          Chief Executive Officer and President

         Each person whose signature appears below hereby constitutes and appoints Marshall W. Pagon, M. Kasin Smith and Ted S. Lodge as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                       Date
---------                                          -----                                       ----
/s/  Marshall W. Pagon                             President, Chief Executive Officer and      March 31, 2000
--------------------------------------------       Chairman of the Board
Marshall W. Pagon
(Principal Executive Officer)

/s/ M. Kasin Smith                                 Vice President and Acting Chief             March 31, 2000
--------------------------------------------       Financial Officer
M. Kasin Smith
(Principal Financial and Accounting Officer)

                                                   Director                                    March 31, 2000
--------------------------------------------
Michael C. Brooks

/s/ Harry F. Hopper, III                           Director                                    March 31, 2000
--------------------------------------------
Harry F. Hopper, III

/s/  James J. McEntee, III                         Director                                    March 31, 2000
--------------------------------------------
James J. McEntee, III

                                                   Director                                    March 31, 2000
--------------------------------------------
Mary C. Metzger

/s/  William P. Phoenix                            Director                                    March 31, 2000
--------------------------------------------
William P. Phoenix

 /s/ Riordan B. Smith                              Director                                    March 31, 2000
--------------------------------------------
Riordan B. Smith

/s/  Robert N. Verdecchio                          Director                                    March 31, 2000
--------------------------------------------
Robert N. Verdecchio

/s/  Donald W. Weber                               Director                                    March 31, 2000
--------------------------------------------
Donald W. Weber

                                       2